                                                                  Exhibit10.31.1

FIRST AMENDMENT TO THE
LETTER AGREEMENT FOR SERVICES
by and between
SHARECARE, INC.,
and
HSW INTERNATIONAL, INC.

This First Amendment (this "Amendment") is entered into and effective as of the 30th day of December, 2009, by and between Sharecare, Inc., a company incorporated under the laws of the State of Delaware and located at 3350 Peachtree Road, Suite 1500, Atlanta, GA  30326 (“Sharecare”), and HSW International, Inc., a company incorporated under the laws of the State of Delaware and located at 3350 Peachtree Road, Suite 1600, Atlanta, GA  30326 (“HSWI”).

Recitals

Whereas, Sharecare and HSWI are parties to that certain Letter Agreement for Services, effective as of July 1, 2009 (the “Agreement”), whereby HSWI agrees to perform certain services for Sharecare as more specifically described and subject to the terms and conditions set forth therein;

Whereas, the Term of the Agreement is to expire on December 31, 2009, unless earlier terminated solely as expressly permitted in the Agreement; and,

Whereas, Sharecare and HSWI wish to amend the Agreement to extend the Term.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Defined Terms.  Capitalized terms used but not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.           Extension of Term.  The date of December 31, 2009 in Section 1 of the Agreement, referring to the expiration of the Term, is amended and replaced with the date of June 30, 2010 such that the Term of the Agreement shall expire on June 30, 2010.  The Services performed by HSWI during the extended Term contemplated hereunder shall constitute "Services" under the Agreement for all purposes of the Agreement.

3.           Specifications.  The Services shall be performed in accordance with the Specifications, subject to Changes thereto initiated and approved by the parties as contemplated under the Agreement.

4.           Budget.  The parties shall work in good faith and prepare a mutually agreed budget to cover Services performed during the extended Term contemplated in this Amendment (i.e., for the period of the Term commencing on January 1, 2010 and extending through the remainder of the Term), such budget to be prepared in a manner consistent with preparation of the initial Budget set forth in Section 7 of the Agreement, as the same may have been modified by the parties in accordance with the terms of the Agreement (collectively, the "Modified Budget").  HSWI agrees to perform the Services in accordance with the mutually agreed Modified Budget, subject to modification from time to time by written agreement of the parties in connection with mutually agreed Changes.

5.           Authority. Each party represents and warrants that it has full and complete authority to enter into this Amendment.

6.           Effect of Amendment. Except as expressly set forth in this Amendment, all provisions set forth in the Agreement shall continue to remain in full force and effect and shall not be affected by this Amendment.  To the extent of any direct conflict between the terms of this Amendment and the terms of the Agreement, the applicable terms of this Amendment shall control.

7.           Further Assurances. The parties will execute and deliver such other instruments and documents, and take such other actions, as either party reasonably requests to evidence or effect the transactions contemplated by this Amendment.

8.           Headings. The headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

9.           Counterparts. This Amendment may be executed in two or more counterparts (electronically – i.e., by scanned PDF -- or otherwise), each of which shall be deemed to be an original, but all of which together shall constitute one instrument binding on the parties, notwithstanding that both parties are not signatories to the original or the same counterpart.

This First Amendment to the Agreement is signed below by the duly authorized representatives of the parties.

Sharecare Sharecare, Inc.	HSWI HSW International, Inc.

By: /s/ Colin Daniel	By: /s/ Bradley T. Zimmer
Name: Colin Daniel	Name: Bradley T. Zimmer
Title: VP Finance	Title: Executive Vice President & General Counsel
Date: 12/23/09	Date: December 30, 2009